KRONOS ADVANCED TECHNOLOGIES, INC.

WRITTEN CONSENT OF THE BOARD OF DIRECTORS

REGARDING ACTIONS TAKEN WITHOUT A MEETING

The undersigned, being majority members of the Board of Directors (the “Board”) of KRONOS

Advanced Technologies Inc., a Nevada corporation (the “Corporation” or "KNOS”), acting pursuant to the authority given to the board by Nevada Code Annotated, as amended, does hereby waive all notice of the time, place and purpose of a meeting and hereby consents and agrees to the adoption of the following resolutions, with the same force and effect as if made at a duly convened and held meeting of the Board.

WHEREAS the officers of the Corporation serve at the pleasure of the Board; and

WHEREAS it will benefit the Corporation’s shareholders by spinning off DogeSPAC LLC pro rata to all shareholders; and

WHEREAS Spin off will help the Corporation to focus on its core business; and

THEREFORE, BE IT RESOLVED that the Corporation spin off 100% of Doge SPAC, LLC to

its shareholders pro rata so that | restricted share of DogeSPAC will be issued and paid to all shareholders for each 1 share of KNOS held on June 22, 2021 based on a record date of June 15

2021.

THEREFORE, BE IT RESOLVED that DogeSPAC will act as its own transfer agent initially in order to conserve funds and distribute the shares to the Knos shareholders based on list of shareholders as of close of business on June 15 2021.

IN WITNESS WHEREOF, the undersigned certifies that the majority has consented to this resolution and has through its Secretary executed this written consent as of the 25th day of May,

2021.

/s/ Michael Rubinov

President, Secretary, Director

Date: May 25, 2021